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                                                        EXHIBIT 23.1


                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 15, 1997, in the Registration Statement and related Prospectus of Glasstech, Inc. dated August 26, 1997.


                                                   /s/ Ernst & Young LLP

                                                  Ernst & Young LLP

Toledo, Ohio
August 26, 1997